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Exhibit 23.1

CONSENT

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 19, 2002, in Amendment No. 4 to the registration Statement (Form S-1 No. 333-87964) and related Prospectus of SI International, Inc. for the registration of 5,002,500 shares of its common stock.

Ernst & Young LLP

The foregoing consent is in the form that will be signed upon the completion of the reverse stock split as described in Note 15 to the consolidated financial statements.

Ernst & Young LLP

McLean, Virginia
November 5, 2002

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  Exhibit 23.1
CONSENT